Exhibit 99.1

ABERCROMBIE & FITCH NOMINATES FOUR NEW INDEPENDENT DIRECTORS

FOR ELECTION TO THE BOARD FOR TOTAL OF SEVEN NEW INDEPENDENT

DIRECTOR NOMINEES IN 2014

Majority of Abercrombie & Fitch Board to Comprise New Independent Directors

Abercrombie & Fitch Enters into Settlement Agreement with Engaged Capital

New Albany, Ohio, April 30, 2014: Abercrombie & Fitch Co. (NYSE: ANF) (the “Company”) today announced that it will nominate for election to its Board of Directors four new independent director candidates: Bonnie R. Brooks, Sarah M. Gallagher, Diane L. Neal and Stephanie M. Shern. The Board retained a third-party search firm to assist in the search process for new independent directors with relevant experience.

Incumbent directors Arthur C. Martinez, James B. Bachmann, Terry L. Burman, Michael E. Greenlees, Archie M. Griffin, Michael S. Jeffries, Charles R. Perrin and Craig R. Stapleton will stand for reelection at the 2014 Annual Meeting of Stockholders and the other four incumbent directors will not stand for reelection. With these changes, the Abercrombie & Fitch Board of Directors will comprise 12 directors, 11 of whom are independent, seven of whom have been added since January 2014, and all of whom are elected annually. The Company will present its director nominees in its definitive proxy materials, which will be filed with the Securities and Exchange Commission in due course.

“Our new director nominees each bring strong and relevant backgrounds, and will add valuable experience and perspective to the Abercrombie & Fitch Board,” said Arthur Martinez, Non-Executive Chairman of the Board. “These actions will further enhance the Board and management team’s focus, including strengthening the business, executing on the Company’s strategic plans, and succession planning, as Abercrombie & Fitch moves into the next phase of its growth. I would like to take this opportunity to thank Lauren Brisky, Kevin Huvane, Jack Kessler and Liza Lee for their distinguished service to Abercrombie & Fitch.”

The Company and Engaged Capital have entered into a settlement agreement pursuant to which Engaged Capital has agreed to withdraw its notice of nomination of directors for election and will vote its shares in support of all of the Company’s director nominees at the 2014 Annual Meeting and abide by customary standstill provisions.

“We are very pleased to have worked constructively with the Company to this end and are delighted with the addition of these four new independent directors with significant retail and apparel experience, who together with the other three new directors, now make up a majority of the Board,” said Glenn Welling, Founder and CIO of Engaged Capital. “Since January, the Company has added seven new directors, appointed a new Chairman of the Board and terminated its shareholder rights plan. We believe these changes position the reconstituted Board to set a new direction for the Company and execute upon an agenda focused on shareholder value creation.”

The Abercrombie & Fitch Board is committed to the highest standards of corporate governance and to continued engagement with stockholders. The Company noted that today’s announcement builds on a number of previously announced actions the Board has taken to ensure that the Company is operating with the highest standards of corporate governance. In January 2014, the Company:

•	Added three independent directors to the Board: Arthur C. Martinez, former Chairman and CEO of Sears, Roebuck and Co., Terry L. Burman, former CEO of Signet Jewelers Ltd. and Charles R. Perrin, former Chairman and CEO of Avon Products, Inc.;

•	Separated the roles of Chairman and Chief Executive Officer;

•	Appointed Arthur C. Martinez as Non-Executive Chairman; and

•	Accelerated the expiration of the Company’s preferred stock purchase rights from the close of business on July 16, 2018 to the close of business on January 28, 2014.

In addition, the Company recently:

•	Adopted written duties of the Non-Executive Chairman of the Board;

•	Created the new position of Chief Operating Officer and promoted Jonathan E. Ramsden, the Company’s Executive Vice President and Chief Financial Officer, to fill this position which will enable Mr. Ramsden to play an expanded role in working with the CEO Michael S. Jeffries in managing the overall execution of the Company’s long-range strategic plan;

•	Appointed Joanne C. Crevoiserat to serve as Executive Vice President and Chief Financial Officer. Ms. Crevoiserat has previously served in significant senior management and finance roles, including at Kohl’s Inc., Wal-Mart Stores and May Department Stores and as CFO of the Filene’s, Foley’s, and Famous-Barr brands;

•	Made significant changes to executive compensation arrangements, reflecting extensive input from stockholders;

•	Adopted majority voting in an uncontested director election;

•	Declassified the Board of Directors;

•	Adopted Stock Ownership Guidelines for executive officers and directors;

•	Adopted director resignation policies for (1) failure to obtain majority support in an uncontested director election or (2) a major job change;

•	Adopted a director retirement policy;

•	Recommended and stockholders adopted an annual “Say on Pay” vote to facilitate transparency and communication among stockholders, directors and members of the management team;

•	Implemented a stringent “Clawback” policy that allows the Company to seek repayment of any incentive amounts that were erroneously paid, without any requirement of misconduct on the part of the plan participant;

•	Incorporated a comprehensive derivatives and hedging policy within the Company’s Insider Trading Policy that prohibits directors and officers, among others, from engaging in hedging transactions with respect to any equity securities of the Company held by them; and

•	Adopted a policy that prohibits directors and officers, among others, from pledging any equity securities of the Company held by them.

About Bonnie R. Brooks

Since February 2014, Ms. Brooks has served as Vice Chair of Hudson’s Bay Company, a North American retailer based in Toronto that offers a wide selection of branded merchandise in Canada and the United States through five banners. Previously, she served as President of Hudson’s Bay Company and before that, as President and Chief Executive Officer of Hudson’s Bay Department Stores. Prior to her tenure with Hudson’s Bay Company, Ms. Brooks served as President of Lane Crawford Joyce Group Ltd. in Hong Kong. Ms. Brooks currently serves as a director of Empire Company Ltd., a Canadian company whose key businesses include food retailing and related real estate development; as a member of the board of trustees of RioCan Real Estate Investment Trust; and as the Chair of the Board of Trustees of Royal Ontario Museum. Previously, she also served as a director of Indigo Books & Music, Inc., a Canadian retail bookstore chain.

About Sarah M. Gallagher

Ms. Gallagher served as President of Ralph Lauren North America E-Commerce and prior to that as President of Ralph Lauren Media LLC, Polo.com. She joined Ralph Lauren Media in 2001, when e-commerce was a joint venture with NBC and Ralph Lauren Corporation. After establishing Ralph Lauren’s web presence, including RalphLauren.com and Rugby.com in the United States, Ms. Gallagher and the U.S. digital team collaborated with the European digital team to oversee Ralph Lauren’s expansion into European markets. Prior to her tenure with the Ralph Lauren organization, Ms. Gallagher served as Senior Vice President of the Banana Republic Direct and Gap Direct divisions of Gap, Inc.

About Diane L. Neal

Ms. Neal currently provides consulting services and serves on the Board of Directors of Fossil Group, Inc. Ms. Neal most recently served as Chief Executive Officer of Bath & Body Works. Prior to that, she served as President and Chief Operating Officer of Bath & Body Works. Before joining Bath & Body Works, Ms. Neal served as President of the Outlet Division for Gap Inc. Prior to joining Gap Inc., Ms. Neal spent 22 years with Target Corporation in multiple divisions, including Dayton’s Department Stores (now Macy’s), Mervyn’s, Target Sourcing Services and Target Stores. Ms. Neal also currently serves on the Boards of Directors of two private companies: Giggle, a retail chain for babies and infants; and Soft Surroundings, a retailer of women’s clothing.

About Stephanie M. Shern

Mrs. Shern was the Vice Chairman and Global Director of Retail and Consumer Products for Ernst & Young LLP and a member of Ernst & Young’s board and management committee in the United States. As a partner with Ernst & Young, she served various clients in the retail and consumer sectors. Mrs. Shern is a CPA and a member of the American Institute of CPAs and the New York State Society of CPAs. Mrs. Shern is currently a director of Koninklijke Ahold N.V. (Royal Ahold) and a director of GameStop Corp., where she also serves as the lead independent director. Mrs. Shern also serves as a director of The Scotts Miracle-Gro Company.

The complete agreement between Abercrombie & Fitch and Engaged Capital will be filed in a Form 8-K with the Securities and Exchange Commission.

About Abercrombie & Fitch

Abercrombie & Fitch Co. is a leading global specialty retailer of high-quality, casual apparel for men, women and kids with an active, youthful lifestyle under its Abercrombie & Fitch, abercrombie kids, Hollister Co. and Gilly Hicks brands. At the end of the 2013 fiscal year, the Company operated 843 stores in the United States and 163 stores across Canada, Europe, Asia and Australia. The Company also operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com and www.gillyhicks.com.

About Engaged Capital

Engaged Capital, LLC, (“Engaged Capital”) was established in 2012 by a group of professionals with significant experience in activist investing in North America and was seeded by Grosvenor Capital Management, L.P., one of the oldest and largest global alternative investment managers. Engaged Capital is a limited liability company owned by its principals and formed to create long-term shareholder value by bringing an owner’s perspective to the managements and boards of under-valued public companies. Engaged Capital manages both a long-only and long/short North American equity fund. Engaged Capital’s efforts and resources are dedicated to a single investment style, “Constructive Activism” with a focus on delivering superior, long-term, risk-adjusted returns for investors. Engaged Capital is based in Newport Beach, California.

IMPORTANT ADDITIONAL INFORMATION

Abercrombie & Fitch Co., its directors and certain of its executive officers are participants in the solicitation of proxies from stockholders in connection with Abercrombie`s 2014 Annual Meeting of Stockholders. Abercrombie intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from Abercrombie stockholders. ABERCROMBIE STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company`s directors and executive officers in the Company`s stock, restricted stock and options is included in their SEC filings on Forms 3, 4, and 5, which can be found through the Company`s website (www.abercrombie.com) in the section “Investors” or through the SEC`s website at www.sec.gov. Information can also be found in the Company`s other SEC filings, including the Company`s definitive proxy statement for the 2013 Annual Meeting, its Annual Report on Form 10-K for the year ended February 1, 2014. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company`s 2014 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC`s website at www.sec.gov. Copies will also be available at no charge at the Company`s website at http://www.abercrombie.com/anf/investors/investorrelations.html or by writing to Abercrombie & Fitch at 6301 Fitch Path, New Albany, Ohio 43054.

Media Contact:

Andy Brimmer / Andrew Siegel / Aaron Palash

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Investor Contact:

Brian Logan

Abercrombie & Fitch

(614) 283-6877

Investor_Relations@abercrombie.com